EXHIBIT 99.1

                               EXHIBIT 99.1
                        JOINT ACQUISITION STATEMENT
                         PURSUANT TO RULE 13D-1(k)


The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D, as amended, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on
Schedule 13D, as amended, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  March 5, 1999


                               FIVE ARROWS REALTY SECURITIES II L.L.C.

                               By:  /s/ Matthew W. Kaplan
                                    ______________________
                                    Matthew W. Kaplan
                                    Manager

                               ROTHSCHILD REALTY INVESTORS IIA L.L.C.
                               By:  /s/ Matthew W. Kaplan
                                    ________________________
                                    Matthew W. Kaplan
                                    Manager